Exhibit 10.2

Installment Purchase Agreement

         This Installment Purchase Agreement (this “Agreement”) is dated as of June 30, 2006, by and between Michael Vardakis (“Seller”) and David Price (“Price”).  Seller herby agrees that Price may assign all or any portion of his rights and obligations under this Agreement to one or more transferees (“Permitted Designees”).  Each Permitted Designee, if any, will be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”).   As used in this Agreement, the term “Buyer” means Price and/or the Permitted Designees purchasing any of Seller's shares of Common Stock, par value $.0001 per share (“Common Stock”) of Syntony Group, Inc., a Utah corporation (the “Company”), pursuant to this Agreement, and the term “Parties” means Seller and Price and/or Price's Permitted Designees.

         WHEREAS, Seller owns of record and beneficially 13,245,001 shares of Common Stock of the Company and wishes to sell and transfer to Buyer 600,000 of such shares (the “Purchased Shares”) upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Buyer wishes to purchase from Seller the Purchased Shares upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the purchase price for the Purchased Shares shall be $300,000, payable in 12 consecutive monthly installments, without interest, of $25,000 each (collectively, the “Installments” and individually, an “Installment”) commencing on October 31, 2006 and payable on the last day of each calendar month thereafter through and including September 30, 2007; and

            WHEREAS, at a closing (the “Closing”) to be held by telephone pursuant to Article 1 of this Agreement, Seller, Price, Buyer and Hirshfield Law, as Escrow Agent (the “Escrow Agent”), are executing and delivering an Escrow Agreement dated the date of this Agreement (the “Escrow Agreement”) for the purpose of ensuring the performance of Seller, Price and Buyer under this Agreement;

         WHEREAS, each Party desires to execute and deliver this Agreement and all related, required or necessary documentation that may be reasonably required to complete the purchase and sale of the Purchased Shares (collectively, the “Transaction Documents”); and

         WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the purchase and sale of the Purchased Shares (the “Transaction”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

THE CLOSING

         1.1       The Closing    (a) Unless this Agreement has been terminated and the Transaction has been abandoned pursuant to Article 7 hereof, the Closing will take place at a time and on a date (the “Closing Date”) to be specified by the Parties, which will be no later than June 30, 2006 (the “Termination Date”); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date.  The Closing will be held by telephone, at which time the documents and instruments necessary or appropriate to effect the transactions contemplated herein to occur at the Closing will be exchanged by E-mail or facsimile transmission, with original counterparts to follow by next business day courier delivery.  Except as otherwise provided herein all actions taken at the Closing will be deemed to be taken simultaneously.

         (b)  As a condition precedent to the Closing of the purchase and sale of the Purchased Shares, among other such conditions that are set forth in Sections 5 and 6 hereof, Seller shall have executed and delivered the indemnification agreement (the “Seller Indemnification Agreement”) that is referenced in Section 6.4(b) hereof and deposited the same into escrow for delivery to Buyer and the Company.

         (c)  At the Closing: (i) Seller, Price, Buyer and Hirshfield Law, as Escrow Agent, are executing and delivering the Escrow Agreement, a copy of which is attached hereto as Annex 1.1(c); (ii) Seller is delivering to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement stock certificates evidencing the Purchased Shares registered in the names of Buyer (the “Purchased Shares Escrowed Collateral”) and evidencing the respective numbers of shares set forth opposite the name or names of Buyer in Annex 1.1(c)(2) hereto; (iii) Seller is delivering to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement a stock certificate registered in his name and evidencing 300,000 shares of Common Stock of the Company (the “Seller Certificate”) together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (which executed stock power and Seller Certificate are hereinafter collectively referred to as the “Seller Escrowed Collateral”); and (iv) Price is delivering to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement a stock certificate registered in his name and evidencing 2,000,000 shares of Common Stock of the Company (the “Price Certificate”) together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (which executed stock power and Price Certificate are hereinafter collectively referred to as the “Price Escrowed Collateral”).   Each stock certificate shall bear a legend (the “Legend”) that the shares of Common Stock of the Company evidenced thereby have not been registered under the Securities Act of 1933 and the further legend required by the Registration Agreement dated April 2, 2004, a copy of which is attached hereto as Annex 1.1(c)(3) hereto.

         (d)  The wire transfer instructions set forth on Annex 1.1(d) hereto shall be followed by Buyer for the payment of each Installment.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

         2.1 Disclosure Schedule.  The disclosure schedule attached hereto as Annex 2.1 (the “Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 2.  The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

         2.2 Corporate Organization, etc.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as such term is defined in Section 8.12 hereof) on the Company.  The Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws.  The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

         2.3   Capitalization.  The authorized capital securities of Company is set forth in the Disclosure Schedule. The shares of Common Stock of the Company (“Company Common Stock”) outstanding, as of the date of this Agreement and as set forth in the Disclosure Schedule, represent all of the issued and outstanding capital securities of Company.  All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on the Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument.  The Disclosure Statement sets forth a complete list of all subsidiaries of the Company and the articles of incorporation and By-laws of each such subsidiary.

         2.4   Authorization Seller has all requisite power and authority to enter into, execute, deliver, and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Seller and is the valid and binding legal obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

         2.5   Non-Contravention Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

          (a) violate, contravene or be in conflict with any provision of the articles of incorporation or By-laws of the Company or any subsidiary of the Company (“Subsidiary”);

          (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is or may be bound;

         (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of the Company or any Subsidiary under any debt, obligation, contract, agreement or commitment to which the Company or any Subsidiary is a party or by which Company or any Subsidiary of any of their respective assets or properties are bound; or

          (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.6 Consents and Approvals. Except as set forth in the Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated herein.

         2.7 Commission Filings; Financial Statements.        (a)  Seller has delivered or made available to the Buyer accurate and complete copies (including copies of exhibits) of each report, registration statement and definitive proxy and information statements filed by the Company with the Commission (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, “Company Commission Documents”).  All statements, reports, schedules, forms and other documents required to have been filed by the Company with the Commission have been so filed on a timely basis except for the Company's Quarterly Report on Form 10Q-SB, which was filed one day late on May 16, 2005.  As of the time it was filed with the Commission (or, if amended or  superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of Company Commission Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act; and (ii) none of Company Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b)  The financial statements contained in Company Commission Documents: (i) complied as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission); and (iii) fairly present, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the financial statements have been included.

         2.8 Absence of Undisclosed Liabilities.  The Company does not have any liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a “Liability” and collectively as “Liabilities”), other than: (a) Liabilities that are fully reflected or reserved for in the consolidated balance sheet as at December 31, 2005 (the “Balance Sheet”) included in the Company's Form 10-KSB filed with the Commission; or (b) Liabilities that are set forth on the Disclosure Schedule.

         2.9 Absence of Certain Changes.  Except as set forth in the Company Commission Documents, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions, the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

         2.10 No Liabilities.  The Company does not have any Liabilities, except for those which will be paid and discharged at the Closing by Seller.

         2.11 No Assets.  As of the Closing, the Company will not have any assets (“Assets”) or operations of any kind, except as identified in the Disclosure Schedule.

         2.12 Litigation.  Except as disclosed in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Seller, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         2.13 Contracts and Commitments; No Default.  The Company is not a party to, nor are any of its Assets bound by, any contract (a “Company Contract”) that is not disclosed in the Disclosure Schedule.  Except as disclosed in Disclosure Schedule, none of Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement.  The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any Company Contract, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Seller, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

          2.14 No Broker or Finder.  Neither the Company nor, to the knowledge of Seller, any of its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company.

         2.15 Intercompany And Affiliate Transactions; Insider Interests.  Except as expressly identified in the Disclosure Schedule, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Company, on the one hand, and any director, officer, employee, stockholder, or affiliate of the Company, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Company or from, to, by or for any of such persons, that are effected with all corporate consents and approvals necessary under controlling law, and currently in effect.

         2.16 Compliance with Law; Permits and Other Operating Rights.  Except as set forth in the Disclosure Schedule, the properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect.  The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights.  The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

         2.17 Books and Records.  The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.   The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of Company. At the Closing, all of those books and records will be in the possession of Company.

         2.18 Business Generally; Accuracy of Information. No representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Buyer at the Closing by or on behalf of Seller in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to the Seller as follows:

         3.1 Authorization and Power.  Buyer has all power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  Buyer has taken all action required by law or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.  This Agreement is the valid and binding legal obligation of Buyer enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

         3.2   Non-Contravention.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

         (a)  be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under any agreement to which Buyer is a party; or

         (b)  violate any Law of any Authority.

         3.3 Consents and Approvals.  No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Buyer, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Company.

         3.4 Litigation.  There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Buyer, threatened or contemplated by or against or involving Buyer, its assets, properties or business, whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.5 No Broker or Finder.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

         3.6  Accredited Investor Status.   Each Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act.

         3.7 Access to Company Information.  Each Buyer has had the opportunity to examine the Company Commission Documents and the Disclosure Schedule and to obtain additional information concerning the Company from Seller.

         3.8  Restricted Securities.  Each Buyer understands that the certificates representing the Purchased Shares will bear the Legend.

         3.9    “Bad Boy” Denial.  No Buyer is a “bad boy” within the meaning of Rule 262 promulgated by the Commission under the Securities Act.

ARTICLE 4

COVENANTS OF THE PARTIES

          4.1 Conduct of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will cause the Company to conduct its business and operations according to its ordinary and usual course of business consistent with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Disclosure Schedule, prior to the Closing Date, without the prior written consent of Buyer, not to be unreasonably delayed, Seller will cause the Company not to:

         (a)  amend its articles of incorporation or bylaws;

         (b)  issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of directors' qualifying shares to the two directors taking office on the Closing date;

          (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

         (d)  declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

         (e)  hire any additional personnel;

         (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities;

         (h)  make or enter into any commitment for capital expenditures;

         (i)  pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

         (j)  terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

         (k)  acquire any of the business or assets of any other person or entity;

         (l)  permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

         (m)  enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

         (n)  settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

         (o)  agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

         4.2 Full Access.  Throughout the period prior to Closing, Seller will afford to Buyer and its counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Buyer may have full opportunity to make such investigations as it will desire to make of the affairs of the Company.  Seller will furnish such additional financial and operating data and other information as Buyer will, from time to time, reasonably request, including without limitation access to the working papers of the Company's independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Seller.

         4.3 Confidentiality.  Each of the Parties hereto agrees that he will not use, or permit the use of, any of the information relating to any other party hereto furnished to him in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the Transaction, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except that the Company may file a Current Report on Form 8-K with the Commission and except as may be required by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information.  The term “Information” as used herein will not include any information relating to a Party that the Party receiving such information can show: (i) to have been in its possession prior to its receipt from the disclosing Party; (ii) to be now or to later become generally available to the public through no fault of the receiving Party; (iii) to have been available to the public at the time of its receipt by the receiving Party; (iv) to have been received separately by the receiving Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the receiving Party without regard to any information received in connection with the Transaction.  Each of the Parties hereto also agrees to promptly return to the Party from whom he originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur.  All Parties hereto will be deemed to have satisfied their obligations to hold the Information confidential if each exercises the same care as each takes with respect to his own similar information.

         4.4 Filings; Consents; Removal of Objections. Subject to the terms to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein.  In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         4.5 Further Assurances; Cooperation; Notification.  (a) Each of the Parties hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.   Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Buyer and without further consideration, Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

          (b)  At all times from the date hereof until the Closing, each of the Parties will promptly notify the other in writing of the occurrence of any event which he reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article 4.

           4.6 Supplements to the Disclosure Schedule.  Prior to the Closing, Seller will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller which has been rendered inaccurate by reason of such event or development.  For purposes of determining the accuracy as of the date hereof of the representations and warranties of Seller contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

          4.7 Public Announcements.  None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that either of the Parties hereto may at any time make any announcements that are required by applicable Law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

          4.8 Satisfaction of Conditions Precedent.  Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on his part in order to effect the transactions contemplated hereby.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS OF BUYER

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Buyer, of each of the following conditions:

              5.1 Representations and Warranties True.  The representations and warranties of Seller contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Company as Annex 2.1 (and not including any changes or additions delivered to Buyer pursuant Section 4.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

              5.2 Performance.  Seller will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

              5.3 Required Approvals and Consents.       (a)  All action required by Law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

         (b)  All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Buyer will have received copies     thereof.

              5.4 Agreements and Documents. Buyer will have received the following agreements and documents, each of which will be in full force and effect:

         (a)  a certificate executed by Seller confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6, 5.7 and 5.8 have been duly satisfied.

         (b)  the duly executed and delivered Indemnity Agreement of Seller that is attached hereto as Annex 5.4(b) and incorporated herein by reference.

              5.5 Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since December 31, 2005, except as set forth on Annex 5.5 attached hereto.

              5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Buyer, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

              5.7 Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

              5.8 Appropriate Documentation.  Buyer will have received, in a form and substance reasonably satisfactory to Buyer, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Buyer may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF SELLER

         Notwithstanding anything in this Agreement to the contrary, the obligation of Seller to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1 Representations and Warranties True.  The representations and warranties of Buyer contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         6.2 Performance.  Buyer will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

            6.3 Required Approvals and Consents.     (a) All action required by Law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

         (b)  All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Seller will have received copies thereof.

         6.4 Agreements and Documents.  Buyer will have received the following agreements and documents, each of which will be in full force and effect:

         (a)    a certificate executed by Buyer in full force and effect confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7 and 6.8 have been duly satisfied.

         (b)  the duly executed and delivered Indemnity Agreement of Buyer that is attached hereto as Annex 6.4(b) and incorporated herein by reference.

         6.5 Adverse Changes.  No material adverse change will have occurred in the ability of Buyer to perform its obligations under this Agreement.

         6.6 No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Seller, individually or in the aggregate, otherwise have a Material Adverse Effect on Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         6.7 Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         6.8 Appropriate Documentation.  Seller will have received, in a form and substance reasonably satisfactory to Seller, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Seller may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 7

TERMINATION AND ABANDONMENT

         7.1 Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the written consent of Seller and Buyer.

         7.2 Termination by Either Seller or Buyer.  This Agreement may be terminated by either Seller or Buyer if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         7.3 Termination by Buyer.  This Agreement may be terminated at any time prior to the Closing by Buyer if any of the conditions provided for in Article 5 have not been met or waived by Company in writing prior to the Closing.

         7.4 Termination by Seller.  This Agreement may be terminated prior to the Closing by Seller if any of the conditions provided for in Article 6 have not been met or waived by Seller in writing prior to the Closing.

          7.5 Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Buyer or Seller pursuant to this Article 7, written notice thereof will be given to the other Party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by the Parties hereto.  If this Agreement is terminated as provided herein:

         (a)  Each Party will, upon request, redeliver all documents, work papers and other material of the other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same;

          (b)  No Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such Party or any representative, agent, employee or independent contractor thereof; and

         (c)  All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 8

MISCELLANEOUS PROVISIONS

         8.1 Expenses.  Buyer and Seller will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.  Neither Buyer nor Seller will charge any of his expenses to the Company or seek reimbursement from the Company for any of his expenses.

          8.2 Survival.  The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

          8.3 Amendment and Modification.  Subject to applicable Law, this Agreement may be amended or modified by the Parties at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

          8.4 Waiver of Compliance; Consents.  Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance.

         8.5 No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a Party hereto and his respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         8.6 Notices.  All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.

If to the Seller: Michael Vardakas 601 South State Street Salt Lake City UT 84111 Telephone: (801) 550-5800 Facsimile: (801) 359-2032 E-Mail: mmvardakis@yahoo.com	With a copy to: Leonard W. Burningham, Esq. 455 East 500 South, #205 Salt Lake City UT 84111 Telephone: (801) 363-7411 Facsimile: (801) 355-7126 E-Mail: lwb@burninglaw.com
If to the Buyer: David Price Airport Free Zone PO Box 211748 Dubai, United Arab Emirates Telephone: (011) 971-50195-1697 Facsimile: (646) 514-0748 E-Mail: dprice17@btopenworld.com	With a copy to: Peter B. Hirshfield, Esq. Hirshfield Law 1035 Park Avenue, Suite 7B New York NY 10028-0912 Telephone: (646) 827-9362 Facsimile: (646) 349-1665 E-Mail: phirshfield@hirshfieldlaw.com or to such other person or address as Buyer will furnish to Seller in writing in accordance with this subsection.

         8.7 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by Seller without the prior written consent of Buyer.

          8.8 Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         8.9 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.10 Facsimile and Scanned Execution.        Receipt by either Party of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other Party or manually signed and then sent by facsimile transmission to the other Party shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

         8.11 Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         8.12 Entire Agreement.  This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents.  There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement, including, without limitation, the Binding Letter of Intent dated June 7, 2006 between the Parties.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         8.13 Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties, liabilities or prospects of that party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this Agreement or the transactions contemplated hereby, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Seller /s/ Michael Vardakis_ Michael Vardakis	Buyer /s/ David Price David Price

Annex 1.1(c)

ESCROW AGREEMENT

            This Escrow Agreement is made and entered into as of June 30, 2006, by Michael Vardakis (the “Seller”), the parties listed in the signature page of this Agreement under the caption “The Buyers” (collectively, the “Buyers” and individually, a “Buyer”), David Price (“Price”) and Hirshfield Law, as Escrow Agent hereunder (the “Escrow Agent”).

R E C I T A L S

         WHEREAS, the Seller and Price have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of the date hereof, pursuant to which, among other things, the Seller has agreed to sell and Price and certain other accredited investors named by Price have agreed to purchase an aggregate of 12,345,001 shares of Common Stock, par value $.0001 per share “Common Stock”), of Syntony Group, Inc., a Utah corporation (the “Company”), for an aggregate purchase price of US $600,000; and

         WHEREAS, the Seller and the Buyers have entered into an Installment Purchase Agreement (the “Installment Agreement”), dated as of the date hereof, pursuant to which, among other things, the Seller has agreed to sell and the Buyers have agreed to purchase an aggregate of 600,000 shares of Common Stock of the Company (the “Purchased Shares”), for an aggregate purchase price of US $300,000; and

         WHEREAS, the Installment Agreement provides that the Seller shall deposit with the Escrow Agent certificates evidencing the Purchased Shares, registered in the names certain of the Buyers and in such denominations as are set forth opposite the names of such Buyers on the signature page hereof; and

         WHEREAS, the Installment Agreement provides that on the last day of each of the 12 consecutive calendar months commencing on October 31, 2006, or, if any such last day is not a business day, on the next succeeding business day (each of such 12 dates being hereinafter called an “Installment Payment Date”), the Buyers shall pay to the Seller US $25,000 by wire transfer of immediately available funds; and

         WHEREAS, the Installment Agreement provides that Price shall deposit with the Escrow Agent a certificate registered in the name of Price evidencing 2,000,000 shares of the Common Stock of the Company (the “Price Escrowed Certificate”) purchased from the Seller pursuant to the Stock Purchase Agreement together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (such Price Escrowed Certificate and accompanying blank executed stock power being hereinafter referred to as the “Price Escrowed Collateral”); and

         WHEREAS, the Installment Agreement provides that the Seller shall deposit with the Escrow Agent: (i) stock certificates registered in the names of the Buyers evidencing the Purchased Shares (the “Purchased Shares Collateral”); and (ii) a stock certificate registered in the Seller's name evidencing 300,000 shares of Common Stock of the Company (the “Seller Escrowed Certificate”) together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (such Seller Escrowed Certificate and accompanying blank executed stock power being hereinafter referred to as the “Seller Escrowed Collateral”); and

         WHEREAS, the Escrow  Agent has  agreed  to accept,  hold,  and distribute the Price Escrowed Collateral, the Purchased Shares Collateral and the Seller Escrowed Collateral (collectively, the “Collateral”) deposited with it in accordance with the terms and conditions of this Escrow Agreement and the Standard Terms annexed hereto an Annex A (collectively, this “Agreement”).

         WHEREAS,  in order to establish the escrow of the Collateral and to effect the provisions of the Stock Purchase Agreement and the Installment Agreement, the parties hereto have entered into this Agreement.

         NOW,  THEREFORE, in  consideration  of  the  foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  it  is hereby agreed as follows:

         1.     Appointment of and Acceptance by the Escrow Agent.  The Seller, Price and the Buyers hereby appoint the Escrow Agent to serve as Escrow Agent hereunder.  The Escrow Agent hereby accepts such appointment and, upon receipt of the Collateral, agrees to hold and distribute the Collateral in accordance with this Agreement.

         2.     Seller's Acknowledgement of the Escrow Agent's Legal Representation. The Seller hereby acknowledges that the Escrow Agent is counsel to Price and the Buyers in connection with the transactions contemplated and referred herein.  The Seller agrees that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent Price and the Buyers and the Seller will not seek to disqualify the Escrow Agent from continuing to act as such counsel.

         3.     Deposit of the Price Collateral.  Price agrees that he shall promptly deliver the Price Escrowed Collateral to the Escrow Agent.

         4.     Deposit of the Purchased Shares Collateral and the Seller Escrowed Collateral.  The Seller agrees that he shall promptly deliver the Purchased Shares Collateral and the Seller Escrowed Collateral to the Escrow Agent.

         5.     Delivery of the Collateral by the Escrow Agent.

         (a)    The Escrow Agent will continue to hold the Purchased Shares Collateral and the Price Escrowed Collateral until the Seller and the Buyer's Representative (as such term is defined in Section 7(b)(v) hereof) shall have delivered to the Escrow Agent a joint written direction directing the Escrow Agent to disburse the Purchased Shares Collateral to the Buyers and the Price Escrowed Collateral to Price (a “Joint Written Direction”).  The Seller and the Buyer's Representative hereby agree to deliver such a joint written direction to the Escrow Agent concurrently with payment in full for the Purchased Shares.  If the Buyers shall have failed to pay to Seller on any Installment Payment Date US $25,000 by wire transfer of immediately available funds and such default shall have continued for a continuous period of ten calendar days after notice of such default shall have been provided to the Escrow Agent and the Buyer's Representative, the Escrow Agent shall promptly deliver to the Seller the Purchased Shares Collateral, the Price Escrowed Collateral and the Seller Escrowed Collateral.

         (b)    Unless the Escrow Agent shall have delivered the Seller Escrowed Collateral to Seller pursuant to the last sentence of Section 5(a), the Escrow Agent shall deliver the Seller Escrowed Collateral to the Seller on the second anniversary of the Closing date under the Purchase Agreement.

         6.     Suspension of Performance; Delivery of the Collateral into Court.  If at any time, there shall exist any dispute between the Seller and the Buyers or between the Seller and Price with respect to holding or disposition of any portion of the Collateral or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Collateral or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within ten (10) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to this Agreement, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

         (a)    suspend the performance of any of its obligations (including without limitation any delivery obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); and/or

         (b)    petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Collateral held by it pursuant to this Agreement.

The Escrow Agent shall have no liability to the Seller, the Buyers, Price or any person with respect to any such suspension of performance or payment into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the delivery of any of the Collateral or any delay with respect to any other action required or requested of the Escrow Agent.

         7.   Warranties.

(a)    The Seller makes the following representations and warranties to the Escrow Agent:

         (i)     The Seller has full power and authority to execute and deliver this Agreement and to perform  its obligations hereunder.

         (ii)    This Agreement has been executed by the Seller and is enforceable against the Seller in accordance with its terms.

         (iii)   The execution, delivery, and performance by the Seller of this Agreement will not  violate, conflict with, or cause a default under any agreement to which the Seller is a party or any applicable law or regulation, any court order or administrative ruling or degree by which the Seller is bound.

         (iv) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Collateral or any part thereof.

         (v)    All of the representations and warranties of the Seller contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Collateral by the Escrow Agent.

(b)    Each Buyer makes the following representations and warranties to the Escrow Agent:

         (i)   Such Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (ii)    This Agreement has been executed by such Buyer and is enforceable against such Buyer in accordance with its terms.

         (iii)   The execution, delivery, and performance by such Buyer of this Agreement will not  violate, conflict with, or cause a default under any agreement to which such Buyer is a party or any applicable law or regulation, any court order or administrative ruling or degree by which such Buyer is bound.

         (iv)   No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Collateral or any part thereof.

         (v)    Price has been duly appointed to act as the representative of the Buyers hereunder (the “Buyer's Representative”) and has full power and authority to execute, deliver any joint written direction to the Escrow Agent on behalf of the Buyers, to amend, modify, or waive any provision of this Agreement and to take any and all other actions as the Buyer's Representative under this Agreement, all without further consent or direction form, or notice to, the Buyers or any other party.

         (vi)   All of the representations and warranties of the Buyers contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Collateral by the Escrow Agent.

         8.     Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivered  to any  overnight  courier, or  when  transmitted by electronic transmission by facsimile or E-mail addressed to the party to be notified as follows:

(a)	If to the Seller, to:	Mr. Michael Vardakis 601 South State Street Salt Lake City UT 84111 Telephone: (801) 550-5800 Facsimile: (801) 359-2032 E-Mail: mmvardakis@yahoo.com
	With a copy to:	Leonard W. Burningham, Esq. 455 East 500 South, #205 Salt Lake City UT 84111 Telephone: (801) 363-7411 Facsimile: (801) 355-7126 E-Mail: lwb@burninglaw.com
(b)	If to the Buyers, to:	c/o the Buyer's Representative David Price Airport Free Zone P.O. Box 211748 Dubai, United Arab Emirates Telephone: (011)971-50195-1697 Facsimile: (646) 514-0748 E-Mail: dprice17@btoperworld.com
(c)	If to Price, to:	Tendall FZCO Airport Free Zone P.O. Box 211748 Dubai, United Arab Emirates Attention: David Price Telephone: (011)971-50195-1697 Facsimile: (646) 514-0748 E-Mail: dprice17@btoperworld.com
(d)	If to the Escrow Agent, to:	Hirshfield Law 1035 Park Avenue Suite 7B New York NY 10028-0912 Telephone: (646) 827-9362 Facsimile: (646) 349-1665 E-Mail: phirshfield@hirshfieldlaw.com

         9.     Amendments or Waiver.    This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Seller, the Buyer's Representative, Price and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to,  or waiver  of,  any right  or  remedy on  any  future occasion.

         10.   Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the holding and delivery of the Collateral and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Collateral.

         11.   Execution of Counterparts.   This Agreement and any Joint Written Direction may be executed in separate counterparts, which when so executed shall constitute one and same agreement or direction.

         12.   Electronic Counterparts Acceptable.    The Seller, the Buyers, Price and the Escrow Agent hereby agree that an electronically transmitted copy of a manually signed counterpart of this Agreement or any Joint Written Direction shall for all purposes be equivalent to the manually signed counterpart so electronically transmitted.

         REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         13.   Termination.   Upon the first to occur of the delivery of all of the Collateral pursuant to Section 5 hereof or the payment into count of all of the Collateral pursuant to Section 6(b) hereof, this  Agreement shall terminate and the Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Collateral.

         IN  WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year  first above written.

The Seller ___________________________ Michael Vardakis Price ___________________________ David Price The Escrow Agent Hirshfield Law By:___________________ Peter B. Hirshfield

The Buyer

The Buyer whose name appears below designates and appoints David Price as its true and lawful Buyer's Representative with all the powers set forth in Section 7(b)(v) of this Agreement, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Agreement and any and all Joint Written Directions, and other documents in connection therewith, granting unto said Buyer's Representative full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said Buyer's Representative, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Name of Buyer	Number of Purchased Shares
	Jockey Holdings LTD Registration No. E34749 Beatrice Butterfield Building Butterfield SQ Providenciales, Turks and Caicos British West Indies	600,000

Annex A

HIRSHFIELD LAW

STANDARD TERMS FOR ALL ESCROW AGREEMENTS

Acceptance by Hirshfield Law (the “Escrow Agent”) of its duties under the Escrow Agreement to which this is attached is subject to the following terms and conditions (the “Standard Terms”), which all parties to the Escrow Agreement hereby agree shall govern and control the rights, duties and privileges of the Escrow Agent and shall be deemed incorporated by reference into the Escrow Agreement as if set forth in full therein (the Escrow Agreement and these Standard Terms shall together be referred to as the “Agreement"):

The duties of the Escrow Agent are to be determined solely by the express provisions of the Agreement and the Escrow Agent shall have no responsibilities except the performance of such duties and obligations as are specifically set forth in the Agreement.

The Escrow Agent shall not be liable for any error of judgment, or for any act taken or omitted by it, or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own willful misconduct.  Without limiting the generality of the foregoing, the Escrow Agent shall not incur liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith.

The Escrow Agent shall be entitled to act on or rely upon any written notice, direction, request, waiver, consent, receipt or other paper or document which appears to have been signed or presented by the party or parties entitled to execute or deliver such document, and the Escrow Agent shall have no duty to inquire of or investigate the authorization, signature or authenticity of such person or document.

The Escrow Agent shall have no duty to invest or earn interest on any funds held in escrow.  It may, however, deposit such funds or proceeds thereof in or with any bank, savings or loan association, trust company, money market mutual fund or financial institution (in its own name or in the name of any of its members or nominees). The Escrow Agent has no obligation to, and does not undertake to, perfect any security interests in any of the property, register any of the property or the proceeds thereof, invest or redeem any of the property or proceeds thereof, or surrender or tender any of the property or the proceeds thereof for any reason, or in any other respect enforce the obligations or preserve the rights of any party relating to any notes, debt instruments, securities, contracts or other property or proceeds thereof held in escrow.

The Escrow Agent may resign its duties and shall thereupon be discharged from all further duties or obligations hereunder at any time upon giving 10 days' written notice to the parties to the Agreement.  The parties to the Agreement will thereupon jointly designate a successor escrow agent hereunder within said 10-day period to whom the property held in escrow shall be delivered and shall deliver to the Escrow Agent a general release executed by all parties to the Agreement (other than the Escrow Agent) and shall pay the Escrow Agent in full any amounts owed to it under the Agreement.  In default of such a joint designation of a successor escrow agent and delivery of such release and amounts, and unless the Escrow Agent has deposited the property held in escrow with a court, the Escrow Agent shall retain the property theretofore held in escrow as custodian thereof until otherwise directed by the parties to the Agreement jointly, without further liability or responsibility.

The parties to the Agreement other than the Escrow Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its members, employees and agents (jointly and severally the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees (including those of the Escrow Agent computed at its regular hourly rates), which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought or threatened to be brought, whether by any party hereto or by any other person or entity, against any Indemnitee or in which any Indemnitee may become involved arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates.  If the indemnification provided for in this paragraph for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are, as between the Indemnitors, just and equitable to pay to the Indemnitees or to reimburse them for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates.  The provisions of this paragraph shall survive any termination of the Agreement, whether by disbursement of the property held in escrow, the resignation of the Escrow Agent or otherwise.

The Escrow Agent may, but shall not be obligated to, in its sole discretion at any time and from time to time, for any reason or for no reason, commence an interpleader or other action, suit or proceeding for the resolution of any controversy regarding this Agreement or the subject matter of its escrow.

THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS, AND THIS AGREEMENT CANNOT BE CHANGED OR TERMINATED EXCEPT BY A WRITING SIGNED BY ALL OF THE PARTIES HERETO.  THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT NO ACTION, SUIT OR PROCEEDING SHALL BE COMMENCED AGAINST THE ESCROW AGENT UNLESS (A) THE ESCROW AGENT SHALL FIRST HAVE BEEN GIVEN 30 DAYS' WRITTEN NOTICE OF THE CLAIM AND (B) THE SAME IS BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  THE PARTIES TO THE AGREEMENT OTHER THAN THE ESCROW AGENT AGREE THAT IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED BY THE ESCROW AGENT, SERVICE BY MAIL AS PROVIDED HEREIN SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON SAID PARTY, AND EACH CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK (OR ANY OTHER COURT SELECTED BY THE ESCROW AGENT) IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER, HEREBY WAIVING ANY AND ALL RIGHT TO OBJECT TO THE JURISDICTION OR VENUE OF SAID COURT.

If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the property held in escrow or any portion thereof, or as to any other matter arising out of or relating to the Agreement or the property held in escrow, the Escrow Agent shall not be required to make any inquiry or investigation, or make any determination as to such controversy, and need not make any delivery of such property but may retain it until the rights of the parties to the dispute shall have finally been determined by agreement in form, substance and formalities satisfactory to the Escrow Agent or by final order of a court of competent jurisdiction from which final order the time for appeal has expired without an appeal having been taken.  If and to the extent directed to do so by said agreement or final order the Escrow Agent shall deliver the property held in escrow within a reasonable time after the Escrow Agent has received written notice of any such agreement or final order, accompanied by proof satisfactory to it of the validity of such agreement and/or the finality of such order.  The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to the Agreement and identifies by name and address all parties to the controversy.  Notwithstanding anything to the contrary set forth in the Agreement, the Escrow Agent shall be entitled to comply with any order of any court or other lawful authority which has not been stayed.

All notices, requests and other communications which may or must be given hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, to each of the parties at their addresses set forth in the Agreement.  Any of the parties hereto by notice in writing delivered or mailed to the other parties hereto, as aforesaid, may change the name or address, or both, to which future notices to it shall be delivered or mailed.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but not to the benefit of any third party.  The Agreement and any rights thereunder may not be assigned without the prior written consent of the Escrow Agent, and any purported assignment without the Escrow Agent's prior written consent shall be null and void and of no effect whatsoever.  The rights granted the Escrow Agent herein are cumulative and the exercise of any one or more rights hereunder shall not constitute a waiver of the Escrow Agent's right to assert all other legal and equitable remedies available to it under the circumstances.  If one or more of the provisions or paragraphs of the Agreement shall be held to be illegal or otherwise void or invalid, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

The parties to the Agreement acknowledge that the Escrow Agent has or may have represented one or more of the parties to the Agreement in the past, and consent to the continued representation by the Escrow Agent of one or more parties to the Agreement.

To the extent inconsistent with any terms or provisions of the Escrow Agreement to which this is attached, the provisions of these Standard Terms shall govern.

Annex 1.1(c)(2)

Purchased Shares Registration

Name and Address	Number of Shares
Jockey Holdings LTD Registration No. E34749 Beatrice Butterfield Building Butterfield SQ Providenciales, Turks and Caicos British West Indies	600,000

       Annex 1.1(c)(3)

Registration Agreement

Syntony Group, Inc.

601 South State Street

Salt Lake City, Utah 84111

OTC Stock Transfer

231 East 2100 South, Suite #F

Salt Lake City, Utah 84115

National Association of Securities Dealers, Inc.

OTC Compliance Unit

9509 Key West Avenue

Rockville, MD  20850-3329

Attention:     Robert W. Nesbitt

               Senior Compliance Examiner

Re:       Conditions to quotations on the OTC Bulletin Board of

          the National Association of Securities Dealers, Inc.

          (the "NASD") of the common stock of Syntony Group,

          Inc., a Utah corporation (the "Company"), and related

          instructions to OTC Stock Transfer ("OTC")

Dear Ladies and Gentlemen:

          In consideration of the Company agreeing to file a Registration Statement with the United States Securities and Exchange Commission covering the resale of the "restricted securities" outlined below at no cost to the undersigned person within a reasonable time and not later than June 30, 2004, and to pursue the effectiveness of such Registration Statement with the Company's "best efforts," and to facilitate the submission by the Company to the National Association of Securities Dealers, Inc. (the "NASD") of quotations of the Company's common stock on the OTC Bulletin Board of the NASD, and the NASD's granting of such quotations, the undersigned person agrees as follows:

(1)   That the following stock certificate and the shares of common stock of the Company represented thereby shall not be publicly sold unless and until:(i)there is a Registration Statement filed with the United States Securities and Exchange Commission covering this stock certificate and the shares of common stock represented thereby, which has become effective; or (ii) the United States Securities and Exchange Commission provides a "no action" letter which indicates that registration prior to resale of this stock certificate and the shares of common stock of the Company represented thereby is not required under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), as there is an available exemption for the resale of these securities by the undersigned; or (iii) there is a finding by a United States District Court having original jurisdiction or a state court having concurrent jurisdiction regarding the Securities Act, to the effect that this stock certificate and the shares of common stock represented thereby can be resold by the undersigned person or his successors without registration under the Securities Act.

(2)   The undersigned person agrees and does hereby advise OTC, the transfer and registrar for the common stock of the Company and the addressees of this Letter Agreement that OTC is hereby authorized to place a restriction on the stock certificates referred herein below on their presentation, reflecting the terms and conditions of this Letter Agreement, and that OTC shall make appropriate notations in the transfer records maintained for and on behalf of the Company to the effect that the following stock certificate have "stop transfer" instructions until one of the foregoing conditions has been met.

(3)   The undersigned shall promptly courier to OTC the following stock certificate for the imprinting of an appropriate legend reflecting this Letter Agreement.  The stock certificate subject to this Letter Agreement is as follows:

Stock Certificate Number: A1551

Number of Shares:13,245,001

Name and Address: Michael Vardakis, 601 South State Street, Salt Lake City, Utah 84111

Date: 4/2/04      /s/Michael Vardakis

                              Michael Vardakis

Annex 1.1(d)

Wire Transfer Instructions

Leonard W. Burningham, Trust Account

Account No. 217 00102 15

Wells Fargo Bank

299 South Main, 7th Floor

Salt Lake City, Utah  84111

ABA 121000248

Annex 2.1

Disclosure Schedule

            The Seller provides the following Disclosure Schedule as required by Section 2.1 of that certain Installment Purchase Agreement (the “Agreement”) dated as of June 30, 2006, by and between Michael Vardakis (“Seller”) and David Price (“Price”) and under which Seller agreed that Price may assign all or any portion of his rights and obligations under the Agreement to one or more transferees (“Permitted Designees”).

Section 2.2.      No exceptions.

Section 2.3.      The Company has an authorized capital of $180,000 divided into 100,000 shares of preferred stock, $1.00 par value, no shares of which are outstanding; and 800,000,000 shares of common stock, par value $0.0001, 13,723,462 shares of which are currently outstanding.

Section 2.4.      No exceptions.

Section 2.5.      No exceptions.

Section 2.6.      No exceptions.

Section 2.7       No exceptions, except that the 10-QSB Quarterly Report for the quarter ended March 31, 2005, was filed one day late.

Section 2.8.      No exceptions, except as updated in Annex 5.5.

Section 2.9.      No exceptions.

Section 2.10.    No exceptions.

Section 2.11.    No exceptions.

Section 2.12.    No exceptions.

Section 2.13.    No exceptions.

Section 2.14.    No exceptions.

Section 2.15.    No exceptions.

Section 2.16.    No exceptions.

Section 2.17.    No exception, except that the Company has limited historical records prior to 2003.

Section 2.18     No exceptions.

Annex 5.4(b)

Seller Indemnity Agreement

VARDAKIS INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this “Agreement”) is made as of the 30th day of June, 2006, by and between Michael Vardakis (the “Indemnitor”) and David Price (“Price”).

         WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof by and between the Indemnitor, as Seller, and Price and one or more designees of Price (“Permitted Designees”), as Buyers, the Indemnitor has agreed to sell and transfer to Price and the Permitted Designees (individually, an “Indemnitee” and collectively, the “Indemnitees”) 12,345,001 shares of Common Stock, par value $.0001 per share, of Syntony Group, Inc., a Utah corporation (the “Indemnitor”) (the “Purchased Shares”), and the Indemnitees have agreed to purchase and accept from the Indemnitor the Purchased Shares for an aggregate purchase price of US $600,000; and

         WHEREAS, as a condition to the closing (the “Closing”) of the purchase and sale of the Purchased Shares, the Indemnitor has agreed to execute and deliver this Agreement to the Indemnitees, and;

         WHEREAS, the Indemnitor wishes to provide this Agreement for indemnification of and the advancing of expenses to the Indemnitees to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW THEREFORE, the Indemnitor and Price agree as follows for the benefit of the Indemnitees:

         1.             The Indemnitor agrees that if one or more of the Indemnitees is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of: (a) any action or omission of the Indemnitor or any officer, director, employee, counsel, accountant or other agent prior to the date of the Closing or (b) the inaccuracy or incompleteness of the representations and warranties of the Indemnitor set forth in the Purchase Agreement, each such Indemnitee shall be indemnified and held harmless by the Indemnitor to the fullest extent permitted or authorized by applicable law, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively “Expenses”) reasonably incurred or suffered by each such Indemnitee in connection therewith, and such indemnification shall inure to the benefit of each such Indemnitee's heirs, executors and administrators.

         2.             The Indemnitor shall advance to each such Indemnitee to the extent permitted by law all reasonable costs and expenses incurred by each such Indemnitee in connection with a Proceeding within 30 days after receipt by the Indemnitor of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by each such Indemnitee to repay the amount of such advance if it shall ultimately be determined that they are not entitled to be indemnified against such costs and expenses.

         3.             Promptly after receipt by each such Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which each such Indemnitee is entitled to indemnity hereunder, each such Indemnitee or a representative of each such Indemnitee shall notify the Indemnitor in writing of such claim or the commencement of such Proceeding, and the Indemnitor shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to each such Indemnitee and (iii) pay the reasonable fees and expenses of such counsel.  Notwithstanding the preceding sentence, each such Indemnitee, at its own expense, shall be entitled to employ counsel separate from counsel for the Indemnitor and from any other party in such action; provided, however, if any such Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Indemnitor not advisable or if the Indemnitor fails to employ counsel to assume the defense of such proceeding, the reasonable fees and disbursements of such separate counsel for such Indemnitee shall be paid by the Indemnitor to the extent permitted by law; provided, however, that the Indemnitor shall not be required to pay for more than one such separate counsel for the Indemnitees.  In addition, the Indemnitees shall give the Indemnitor such information and cooperation with regard to such Proceeding as the Indemnitor may reasonably require and as shall be in the Indemnitees' power.

         4.             The Indemnitor shall not be required to indemnify the Indemnitees against settlements entered into without the consent of the Indemnitor.  The Indemnitor shall not settle any Proceeding in any manner that would impose any penalty, limitation or admission on the Indemnitees without the Indemnitees' written consent.  Neither the Indemnitor nor the Indemnitees shall unreasonably withhold its or his consent to any proposed settlement.

         5.             If one of more of the Indemnitees are entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify each such Indemnitee for the portion thereof to which such Indemnitees are entitled.  Both the Indemnitor and the Indemnitees acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Indemnitor from indemnifying the Indemnitees under this Agreement or otherwise.

         6.             If the Indemnitees have not received full indemnification within 30 days after making a written demand on the Indemnitor for indemnification, the Indemnitees shall have the right to enforce their indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Indemnitor hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6 shall be in addition to any other remedies available to the Indemnitees in law or equity.

         7.             It shall be a defense to any action brought by any one or more of the Indemnitee against the Indemnitor to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Indemnitor to indemnify the Indemnitees for the amount claimed.  In connection with any such action or any determination by the Indemnitor as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Indemnitor. Neither the failure of the Indemnitor to have made a determination prior to the commencement of such action by the Indemnitees that indemnification of the claimants is proper under the circumstances because they have met the standard of conduct set forth in applicable law, nor an actual determination by the Indemnitor that the Indemnitees had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitees have not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitees did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         8.             The Indemnitor shall indemnify the Indemnitees against any and all Expenses that are incurred by the Indemnitees in connection with any action brought by the Indemnitees for indemnification of Expenses by the Indemnitor under this Agreement or any other agreement or under applicable law.  In addition, the Indemnitor shall, if so requested by the Indemnitees, advance the foregoing Expenses to the Indemnitees.

         9.             The rights of the Indemnitees hereunder shall be in addition to any other rights the Indemnitees may have under applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under applicable law, or this Agreement, it is the intent of the parties that the Indemnitees enjoy by this Agreement the greater benefits so afforded by such change.  The indemnification rights afforded to the Indemnitees under this Agreement are contract rights.

         10.         No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

         11.         In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitees, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

         12.         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Indemnitor and the Indemnitees and their respective successors, assigns, spouses, heirs, and personal and legal representatives.

         13.         If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

         14.               This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

         15.         This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

         16.         Receipt by either the Indemnitor or Price of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other or manually signed and then sent by facsimile transmission to the other shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

         17.         All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

If to the Indemnitor, to Mr. Michael Vardakis 601 South State Street Salt Lake City UT 84111 Telephone: (801) 550-5800 Facsimile: (801) 359-2032 E-Mail: mmvardakis@yahoo.com	With a Copy to Leonard W. Burningham, Esq. 455 East 500 South, #205 Salt Lake City UT 84111 Telephone: (801) 363-7411 Facsimile: (801) 355-7126 E-Mail: lwb@burninglaw.com

If to the Indemnitees, to

In care of Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Telephone:    (646) 827-9362

Facsimile:     (646)  349-1665

E-Mail:      phirshfield@hirshfieldlaw.com

Notice of change of address shall be effective only when done in accordance with this Section 17. All notices complying with this Section 17 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

_________________________                                      _______________________

Michael Vardakis                                                             David Price

Annex 5.5

Adverse Changes

            The Seller provides the following Adverse Changes as required by Section 5.5 of that certain Installment Purchase Agreement (the “Agreement”) dated as of June 30, 2006, by and between Michael Vardakis (“Seller”) and David Price (“Price”) and under which Seller agreed that Price may assign all or any portion of his rights and obligations under the Agreement to one or more transferees (“Permitted Designees”).

Name of Creditor	Amount of Debt
Leonard W. Burningham, Esq.	$51,586.48	*
Mantyla McReynolds, CPA's	2,802.79
OTC Stock Transfer Company	262.22
Michael Vardakis	28,580	**

*              As of June 28, 2006, and may increase by no more than $5,000 through June 30, 2006.

**            As of March 31, 2006, and may increase by no more than $10,000 through June 30, 2006.

Annex 6.4(b)

Buyer Indemnity Agreement

PRICE INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this “Agreement”) is made as of the 30th day of June, 2006, by and between David Price (the “Indemnitor”) and Michael Vardakis (the “Indemnitee”).

         WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof by and between the Indemnitee, as Seller, and the Indemnitor and one or more designees of the Indemnitor (“Permitted Designees”), as Buyers, the Indemnitee has agreed to sell and transfer to the Indemnitor and the Permitted Designees 12,345,001 shares of Common Stock, par value $.0001 per share, of Syntony Group, Inc., a Utah corporation (the “Company”) (the “Purchased Shares”), and the Indemnitor and the Permitted Designees have agreed to purchase and accept from the Indemnitee the Purchased Shares for an aggregate purchase price of US $600,000; and

         WHEREAS, as a condition to the closing (the “Closing”) of the purchase and sale of the Purchased Shares, the Indemnitor has agreed to execute and deliver this Agreement to the Indemnitee, and;

         WHEREAS, the Indemnitor wishes to provide this Agreement for indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW THEREFORE, the Indemnitor and the Indemnitee agree as follows:

            1.           The Indemnitor agrees that if the Indemnitee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of: (a) a reverse stock split of the Company's outstanding Common Stock becoming effective on or prior to the second anniversary of the Closing or (b) the inaccuracy or incompleteness of the representations and warranties of the Indemnitor set forth in the Purchase Agreement, the Indemnitee shall be indemnified and held harmless by the Indemnitor to the fullest extent permitted or authorized by applicable law, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively “Expenses”) reasonably incurred or suffered by the Indemnitee in connection therewith, and such indemnification shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

            2.           The Indemnitor shall advance to the Indemnitee to the extent permitted by law all reasonable costs and expenses incurred by the Indemnitee in connection with a Proceeding within 30 days after receipt by the Indemnitor of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by the Indemnitee to repay the amount of such advance if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such costs and expenses.

            3.           Promptly after receipt by the Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which the Indemnitee is entitled to indemnity hereunder, the Indemnitee shall notify the Indemnitor in writing of such claim or the commencement of such Proceeding, and the Indemnitor shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to the Indemnitee and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnitee, at its own expense, shall be entitled to employ counsel separate from counsel for the Indemnitor and from any other party in such action; provided, however, if the Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Indemnitor not advisable or if the Indemnitor fails to employ counsel to assume the defense of such proceeding, the reasonable fees and disbursements of such separate counsel for the Indemnitee shall be paid by the Indemnitor to the extent permitted by law; provided, however, that the Indemnitor shall not be required to pay for more than one such separate counsel for the Indemnitee.  In addition, the Indemnitee shall give the Indemnitor such information and cooperation with regard to such Proceeding as the Indemnitor may reasonably require and as shall be in the Indemnitee's power.

            4.           The Indemnitor shall not be required to indemnify the Indemnitee against settlements entered into without the consent of the Indemnitor.  The Indemnitor shall not settle any Proceeding in any manner that would impose any penalty, limitation or admission on the Indemnitee without the Indemnitee's written consent.  Neither the Indemnitor nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

            5.           If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Both the Indemnitor and the Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Indemnitor from indemnifying the Indemnitee under this Agreement or otherwise.

            6.           If the Indemnitee has not received full indemnification within 30 days after making a written demand on the Indemnitor for indemnification, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Indemnitor hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6 shall be in addition to any other remedies available to the Indemnitee in law or equity.

            7.           It shall be a defense to any action brought by the Indemnitee against the Indemnitor to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Indemnitor to indemnify the Indemnitee for the amount claimed.  In connection with any such action or any determination by the Indemnitor as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Indemnitor.  Neither the failure of the Indemnitor to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimants is proper under the circumstances because it has met the standard of conduct set forth in applicable law, nor an actual determination by the Indemnitor that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

            8.           The Indemnitor shall indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification of Expenses by the Indemnitor under this Agreement or any other agreement or under applicable law.  In addition, the Indemnitor shall, if so requested by the Indemnitee, advance the foregoing Expenses to the Indemnitee.

            9.           The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  The indemnification rights afforded to the Indemnitee under this Agreement are contract rights.

            10.         No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

            11.         In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

            12.         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Indemnitor and the Indemnitee and their respective successors, assigns, spouses, heirs, and personal and legal representatives.

            13.         If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

            14.         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

            15.         This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

            16.         Receipt by either the Indemnitor or the Indemnitee of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other or manually signed and then sent by facsimile transmission to the other shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

            17.         All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

If to the Indemnitee, to

Mr. Michael Vardakis

601 South State Street

Salt Lake City UT 84111

Telephone:   (801) 550-5800

Facsimile:    (801) 359-2032

E-Mail:         mmvardakis@yahoo.com

With a Copy to

Leonard Burningham, Esq.

455 East 500 South, #205

Salt Lake City UT  84111

Telephone: (801) 363-7411

Facsimile:  (801) 355-7126

E-Mail:      lwb@burninglaw.com

If to the Indemnitor, to

In care of Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

Attention: Peter B. Hirshfield, Esq.

Telephone:    (646) 827-9362

Facsimile:     (646)  349-1665

E-Mail:      phirshfield@hirshfieldlaw.com

Notice of change of address shall be effective only when done in accordance with this Section 17. All notices complying with this Section 17 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

_________________________                                      _______________________

Michael Vardakis                                                             David Price